West8 Tower
 10205 Westheimer Road
              Houston, Texas 77042
            www.dresser-rand.com

For Immediate Release

Dresser-Rand Announces Key Leadership and Organizational Changes

Houston, TX, January 2, 2009 – Dresser-Rand Group Inc. (“Dresser-Rand”) (NYSE: DRC) announced today the following additions to the Dresser-Rand executive leadership team, which became effective January 1st, 2009.

Jerry Walker, the newly appointed Vice President and General Manager of North America Operations, will also assume responsibility for overseeing the Asia Pacific Operations.  Walker joins Dresser-Rand after more than 15 years with Honeywell, most recently as Vice President of Global Operations where he led all aspects of manufacturing, supply chain and project operations for Honeywell’s industrial automation and control business.  Walker holds a B.S. in Chemical engineering from Notre Dame University and an M.B.A. from Northwestern University.

Luciano Mozzato, who will assume the role of Executive Vice President Product Services, joins the Company from United Technologies where he has held several leadership positions as a General Manager in the U.S., South America, and Italy.  Mozzato holds a diploma in Electrical Engineering from ITI University in Italy, and a Bachelor’s Degree in Mechanical Engineering from Hartford University in Connecticut.

Nicoletta Giadrossi is named Vice President and General Manager for the European Operations (ESA). Giadrossi, whose most recent industry experience was as the General Manager leading the downstream business of GE Oil & Gas, received her B.A. in Mathematics and Economics from Yale University, and an M.B.A. from Harvard University.

Sammy Antoun returns to Dresser-Rand as Vice President and General Manager of the newly formed MENA (Middle East and North Africa) Operations. Antoun spent 30 years with the company in a variety of positions and brings his unique understanding of the Company and its clients to this region.  Given the strong interface with the ESA operations based staff, Antoun will report directly to the Vice President & General Manager of ESA, Nicoletta Giadrossi. Antoun holds a degree in Mechanical Engineering from the University of BRNO in the former Czechoslovakia.

According to Vincent R. Volpe Jr., President and CEO, “We are very pleased with the additions to our Executive Leadership team. Jerry, Luciano, Nicoletta and Sammy each bring unique capabilities and leadership skills to our company, which we believe will complement the proven talent and experience of the existing team, to provide great service to our clients and strong returns to our shareholders.”

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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries.  The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 33 service and support centers covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements with respect to planned or proposed repurchase of shares of common stock.  Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words “anticipates”, “believes”, “expects,” “intends”, and similar expressions identify such forward-looking statements.  Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; difficulty in implementing an information management system; and the Company’s brand name may be confused with others.  These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.  For information about Dresser-Rand, go to its website at www.dresser-rand.comwww.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

DRC-FIN